Exhibit 99.2

Table of Contents Company Overview Company Information 3 Quarter and Year-to-Date Highlights 6 Noteworthy Activities and Other COVID-19 Impacts 7 Financial Highlights 9 Company Snapshot 10 Financial Statements Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Operations 12 Condensed Consolidated Statements of Cash Flows 13 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 14 Debt Composition and Maturity Schedule 15 Capitalization and Covenants 16 Portfolio Information Same-Property Performance and NOI 17 Investment Activity 18 Development/Redevelopment Summary and Property Capital Expenditures 19 Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 24.9 million square feet of gross leasable area (“GLA”), with $7.3 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.3B	~25M SF	187%	BBB/Baa2
GROSS INVESTMENTS	LARGEST ON-CAMPUS OWNER	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

10 MARKETS ~ 1M+ SF | **17 MARKETS > 500K SF**

Full-Service Operating Platform	Focus and Scale	Diversification	Investment Grade Balance Sheet
Best-in-Class Fully Integrated Operations Management	**94% of Portfolio in Key Markets & Top 75 MSAs**	**465 Buildings throughout 33 States**	**BBB/Baa2** Standard & Poor's/Moody's Credit Rating
Property Management	Platform with Scale Creates:	Top Tenant < 4.2% of ABR	**5.7x** Net Debt/ Adjusted EBITDAre
Leasing	Local Expertise	Top Market < 9.9% of ABR	**$1.1B** Liquidity
Facilities & Engineering	Strong Relationships	Size & Diversification provides stability of cash flows	
Construction & Development	Operational Benefits		
	Access to Better Performing Markets		

HTA LISTED NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION

Normalized FFO/Share



$0.45
$0.4
$0.35
$0.3
$0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20

Same Store Growth



4%
3%
2%
1%
0%
3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6%
2.7% HTA Avg.
2.6% REIT MOB Avg.
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20

DELIVERING SHAREHOLDER VALUE



HTA Total Returns (Since Inception)
325%
275%
225%
175%
125%
75%
25%
-25%
-75%
12/29/2006 12/29/2007 12/29/2008 12/29/2009 12/29/2010 12/29/2011 12/29/2012 12/29/2013 12/29/2014 12/29/2015 12/29/2016 12/29/2017 12/29/2018 12/29/2019
S&P: 191%
HTA: 187%
RMS: 67%
*As of 6.30.20
HTA
US REIT Index (RMS)
S&P 500

7.8% Annualized Average Total Returns Since First Distribution in 2006 to June 30, 2020

Top MOB Tenants

- » AdventHealth
- » Ascension
- » Atrium Health
- » Baylor Scott & White Health
- » Boston Medical Center
- » CommonSpirit Health
- » Community Health Network
- » Community Health Systems
- » Harbin Clinic
- » HCA Healthcare
- » Highmark-Allegheny Health Network
- » Mercy Health
- » Steward Health Care
- » Tenet Healthcare Corporation
- » Tufts Medical Center
- » UNC Health Care



Steady & Reliable Dividend
$0.32
$0.3
$0.28
$0.26
$0.295
$0.300
$0.305
$0.310
$0.315
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview Highlights Second Quarter 2020: • Net Income Attributable to Common Stockholders was $13.5 million, or $0.06 per diluted share for Q2 2020, a decrease of $2.8 million, or $0.02 per diluted share, compared to Q2 2019. • Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $87.8 million, or $0.40 per diluted share, for Q2 2020, an increase of $3.2 million, and flat on a per diluted share basis compared to Q2 2019. • Normalized FFO ("NFFO") was $93.0 million, or $0.42 per diluted share, for Q2 2020, an increase of $7.8 million and $0.01, or 2.4%, per diluted share, compared to Q2 2019. This excludes $5.0 million of normalizing adjustments consisting primarily of a $4.7 million write off of prior-year accounts receivable in litigation that are more fully described herein. • Normalized Funds Available for Distribution (“FAD”) was $77.5 million for Q2 2020. • Same-Property Cash Net Operating Income (“NOI”) increased $0.7 million, or 0.6%, to $115.0 million, compared to Q2 2019. In addition to our ordinary operations, our same-property cash NOI in the period was negatively impacted by $1.2 million in additional free rent associated with early renewals and a $951 thousand increase in our bad debt reserves primarily related to ongoing tenants. Excluding these two impacts, our same-property cash NOI growth for the period would have been 2.5%. • Leasing: HTA’s portfolio had a leased rate of 90.4% by gross leasable area (“GLA”) and an occupancy rate of 89.7% by GLA for Q2 2020. During Q2 2020, HTA executed approximately 1.3 million square feet of leases, including 139 thousand square feet of new leases and 1.2 million square feet of renewals. Re-leasing spreads increased to 4.6% and tenant retention for the Same-Property portfolio was 89% by GLA for Q2 2020. Year-to-Date 2020: • Net Income Attributable to Common Stockholders was $31.4 million, or $0.14 per diluted share, an increase of $1.7 million, and flat on a per diluted share basis compared to 2019. • FFO, as defined by NAREIT, was $180.9 million, or $0.82 per diluted share, for 2020, an increase of $13.5 million, and $0.02, or 2.5%, per diluted share compared to 2019. • NFFO was $186.6 million, or $0.84 per diluted share, for 2020, an increase of $18.3 million, and $0.03, or 3.7%, per diluted share, compared to 2019. This excludes $5.0 million of normalizing adjustments consisting primarily of a $4.7 million write off of prior-year accounts receivable in litigation that are more fully described herein. • Normalized FAD was $154.9 million for 2020. • Same-Property Cash NOI increased $3.7 million, or 1.6%, to $230.1 million, compared to 2019. This included same- property rental revenue growth of 0.7%. In addition to our ordinary operations, our same-property cash NOI in the period was negatively impacted by $1.2 million in additional free rent associated with early renewals and a $951 thousand increase in our bad debt reserves primarily related to ongoing tenants. Excluding these two impacts, our same-property cash NOI growth for the period would have been 2.6%. • Leasing: During the six months ended June 30, 2020, HTA executed approximately 377 thousand square feet of new leases and 1.8 million square feet of renewal leases. Re-leasing spreads increased to 4.0% and tenant retention for the Same- Property portfolio was 88% by GLA year-to-date. Balance Sheet and Capital Markets • Equity: HTA ended the quarter with $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. • Balance Sheet: HTA ended Q2 2020 with total leverage of (i) 31.8%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.7x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 28.6% and 5.1x, respectively, using the definitions from above. HTA ended Q2 with total liquidity of $1.1 billion, inclusive of $736.0 million available on our unsecured revolving credit facility, $277.5 million of unsettled forward equity agreements, and $75.2 million of cash and cash equivalents. HTA continues to have very limited near term debt maturities, with less than $6 million maturing before our revolving credit facility matures in June of 2022. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview Noteworthy Q2 2020 Activities • Dividend: On May 5, 2020, HTA’s Board of Directors announced a quarterly cash dividend of $0.315 per share of common stock and per OP Unit, paid on July 9, 2020 to stockholders of record on July 2, 2020. The Company's dividend remains subject to the review and approval of HTA's Board of Directors, and as previously communicated in our Q1 2020 earnings release, HTA will separate the announcement of its dividend from its earnings release. The announcement for the third quarter dividend is expected to be made in September 2020. • Environmental, Social, and Governance Commitment: HTA has made a commitment to its stakeholders to be a good steward of the resources entrusted to it by commencing the reporting of environmental, social and governance (ESG) initiatives and internal assessment of its operating assets to the Global Real Estate Sustainability Benchmark (GRESB), a globally recognized benchmarking leader and framework for real assets, for their 2020 Real Estate Assessment. While our first reporting year to GRESB is primarily utilized for benchmarking purposes, this marks a milestone in HTA’s path to further our focus on ESG and sustainability. Other COVID-19 Impacts As previously reported, in March 2020 the Company took various actions in response to the COVID-19 pandemic to adjust our business operations and to address the needs of our tenants and staff through the implementation of new protocols based on the Center for Disease Control and other government mandated or recommended guidelines. Additionally, the Company has also taken steps to help mitigate the financial impact arising from the pandemic on its tenants, which have been previously disclosed. An update on the impacts of COVID-19 on us are as follows: HTA Tenants Our tenants primarily consist of health systems, universities, physicians, and healthcare service providers, such as imaging companies, surgery center operators, and pharmacies, of various size and complexity. By major category, our tenants consist of (i) Health Systems / Universities at 59% of annualized base rent ("ABR"); (ii) National / Large Regional Healthcare Providers and Companies at 15%; and (iii) Local Healthcare Providers at 26%. In addition, approximately 60% of our tenants, by ABR, are credit rated, with approximately 45% coming from investment grade rated tenants. Buildings & Property Management HTA internally manages approximately 98% of our portfolio, giving us direct access to our properties and tenants. To date: • All of our properties have remained open and operational and virtually all clinical tenants are currently open and seeing patients. • We have taken steps at our buildings to ensure that they remain operational for our tenants during the COVID-19 pandemic, including enhanced janitorial services, increased signage and hand sanitization stations, as available, increased PPE for our property management and building engineering staff, and stringent protocols for visitors and vendors to seek to ensure that they are limiting the potential spread of the virus. • Higher direct costs related to HTA employees for salaries and PPE to service these buildings during these times totaled $0.3 million and are included in our Other Normalizing Adjustments. Leasing Following the beginning of the COVID-19 pandemic, we are seeing the following leasing activity: • New Leasing: We continue to see leads and requests for new leases, however, we anticipate that the rate of new lease signings will continue to be at a reduced level. While leasing activity, consisting of tours and discussions with tenants, began to resume to normal levels in Q2, many state and local governments have reconsidered or planned to reconsider orders allowing commerce to reopen, which creates the potential for a continued extended reduction in leasing activity and ability for us to sign new leases. • Renewal Leasing: Given the current environment, we have seen an increase in the number of existing tenants that are looking to extend in-place. We have also worked with existing tenants to renew their leases prior to expiration in exchange for new leasing concessions today, if the economics, credit quality, and strategic rationale for us are all conducive to such arrangements. As described above, during Q2 2020, we entered into approximately 493,000 square feet of GLA of early renewal leases, and have granted $3.6 million of leasing concessions directly related to these arrangements, of which a $1.2 million impact was recognized during the quarter in our Same Property Cash NOI results as noted above, with the $2.4 million remainder primarily impacting Q3. As of today, we have not entered into substantive early renewals with lease concessions since the end of the quarter. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview Other COVID-19 Impacts - Con't. Cash Flows & Rent Deferrals • Rent Collections: In Q2 2020, we collected or deferred approximately 98% of our total monthly rents, including approximately 4% of rents that were deferred under deferral agreements. For July, we collected or deferred approximately 98% of our total monthly rents that are contractually due and owed, including approximately 4% of rents that were deferred under deferral agreements. • Rent Deferrals: As healthcare providers have seen their near-term profitability and liquidity levels decline, we have addressed requests from many of our tenants about their ability to defer payment of a portion of their rents for a limited duration. While many of these requests have been incoming, we have proactively worked with key health system tenants to seek to help them work through this period of time. Each request is evaluated on a case by case basis. Key details of our deferrals include the following: ◦ Total Deferrals: To date, we have approved deferral plans that total approximately $9.6 million, which includes includes approximately $6.6 million of rent that was deferred in Q2. There are no substantial outstanding requests for assistance from tenants at this time. Payments of rent deferrals are expected to be repaid over the next 3 to 12 months (starting in the third quarter of 2020), depending on tenant size. ◦ Our total rent deferral agreements are broken down as follows based on total rent deferred: ▪ Tenant Type: Health Systems / Universities 50%; National / Large Regional Healthcare Providers and Companies 10%; Local Healthcare Providers 40% ▪ Region: Southwest - (including Texas) 40%; Northeast 28%; Southeast 26%; Midwest 5%; Northwest 1% ▪ Space Usage: Clinical Office 79%; Surgery Centers 18%; Other 3% ▪ Local Tenant Deferral Breakdown: • (i) On-Campus 57% / Off-Campus 43% • (ii) Top practice types: Orthopedics 14%; Primary Care 12%; OB-GYN 11%; Ophthalmology 9%; Dental 8%; Gastroenterology 5%; Imaging/ Diagnostics 5% Accounting Impacts & Bad Debt To date, HTA has not granted forgiveness on rents due under the terms of its contractual leases. We have, however, entered into early renewals on existing leases and entered into deferral agreements with tenants. • Early Renewals. We have entered into certain lease negotiations for renewing tenants, allowing those tenants to receive free rent ranging from one to five months, and averaging three months, with additional term and/or at increased rental rates. The total amount of free rent granted was approximately $3.6 million, of which $1.2 million was recognized in our same property NOI results for the three and six months ended June 30, 2020, with the remainder expected to be recognized primarily in Q3. Due to the accounting treatment of these lease modifications, the amount attributed to free rent is primarily recaptured as straight-line rent income in both net income and NFFO. • Rent Deferral Agreements. All rent deferrals are expected to be repaid by tenants, subject to our customary bad debt reserve process listed below. As such, we fully expected to be repaid within the next 3 to 12 months, and have continued to recognize revenue and straight line revenue for amounts subject to deferral agreements. Rent deferred during both the three and six months ended June 30, 2020 totaled $6.6 million. • Bad Debt Reserves: On a quarterly basis, we review our existing accounts receivables to review for bad debt related to both current and tenants who have vacated. In Q2, we recognized a total of $5.7 million in incremental bad debt reserves. This includes amounts related to both (i) non-recurring reserves related to tenants in litigation who vacated prior to 2020 and (ii) increased reserves related to ongoing operations. ▪ In Q2, we recorded a non-recurring charge of $4.7 million of bad debt related to three (3) tenants in litigation and no longer in occupancy as of the beginning of 2020. While we fully intend to continue to pursue such collection efforts on amounts owed to us, we recorded this charge due to the prevailing economic conditions and resulting uncertainty of the timing and collections of such amounts previously supported by personal and/or corporate guarantees or other forms of credit enhancements. ▪ In Q2, we also recorded an incremental $951 thousand of bad debt as reserves recognized in our results for the three and six months ended June 30, 2020 for tenants that are in occupancy but are not timely in making contractual rental payments. • Normalizing Adjustments: We routinely identify items that are non-recurring in nature or incremental in nature related to COVID-19. For the three and six months ending June 30, 2020, we have identified approximately $5.0 million for Normalizing Adjustments. This consists of the (i) $4.7 million in non-recurring bad debt reserves and (ii) $0.3 million in incremental costs directly related to COVID-19 for the three months ended June 30, 2020. Due to the non-routine and incremental nature related to COVID-19, these amounts were normalized out of both NOI and FFO results. Earnings Impact & Guidance We continue to have uncertainty around (i) acquisitions, (ii) capital structure, and (iii) the accounting implications of deferral requests which could continue to significantly impact our financials for the remainder of 2020. Although we currently expect to collect all of the rent that we agree to defer, estimates of and the corresponding financial statement impact for bad debt under the new market environment may continue to fluctuate, and may be material, to the extent any rents are not determined to be probable for collection. We do not undertake a duty to update our forward-looking statements. We may, in our sole discretion, provide information in future public announcements regarding our outlook that may be of interest to the investment community. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 8

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	2Q20	1Q20	4Q19	3Q19	2Q19
INCOME ITEMS					
Revenues	$ 178,845	$ 185,776	$ 176,313	$ 175,004	$ 171,757
NOI [(1)(2)]	122,645	128,914	123,047	121,197	118,819
Adjusted EBITDAre, annualized [(1)(3)]	482,112	487,228	480,024	463,164	450,216
FFO [(1)(3)]	87,766	93,114	87,261	65,047	84,555
Normalized FFO [(1)(3)]	92,993	93,561	88,871	87,101	85,152
Normalized FAD [(1)(3)]	77,465	77,389	72,261	70,879	73,118
Net income attributable to common stockholders per diluted share	$ 0.06	$ 0.08	$ 0.04	$ (0.04)	$ 0.08
FFO per diluted share	0.40	0.42	0.41	0.31	0.40
Normalized FFO per diluted share	0.42	0.42	0.42	0.42	0.41
Same-Property Cash NOI growth [(4)]	0.6%	2.7%	2.5%	2.5%	2.9%
Fixed charge coverage ratio [(5)]	4.67x	4.63x	4.52x	4.46x	4.45x

	As of				
	2Q20	1Q20	4Q19	3Q19	2Q19
ASSETS					
Gross real estate investments	$ 7,606,409	$ 7,571,447	$ 7,493,616	$ 7,143,223	$ 6,985,828
Total assets	6,644,496	6,824,179	6,638,749	6,322,998	6,240,475
CAPITALIZATION					
Net debt [(6)]	$ 2,743,493	$ 2,743,208	$ 2,717,062	$ 2,652,943	$ 2,543,814
Total capitalization [(7)]	8,633,134	8,134,436	9,387,352	8,853,151	8,279,235
Net debt/total capitalization [(6)]	31.8%	33.7%	28.9%	30.0%	30.7%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 17 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 14 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 16 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 16 for details.

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Company Overview

Company Snapshot

(as of June 30, 2020)

Investments in Real Estate (1)	$	7.3
Total portfolio GLA (2)		24.9
Leased rate (3)		90.4%
Same-Property portfolio tenant retention rate (YTD) (4)		88%
% of GLA managed internally		98%
% of GLA on-campus/adjacent		66%
% of invested dollars in key markets & top 75 MSAs (5)		94%
Weighted average remaining lease term for all buildings (6)		5.5
Weighted average remaining lease term for single-tenant buildings (6)		7.6
Weighted average remaining lease term for multi-tenant buildings (6)		4.4
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	75.2
Net debt/total capitalization		31.8%
Weighted average interest rate per annum on portfolio debt (7)		3.07%

Building Type

% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs (8)

% of Portfolio (based on invested dollars)


Hartford/New Haven, CT
4.7%
Atlanta, GA
4.6%
Orange County/ Los Angeles, CA
4.4%
Indianapolis, IN
3.8%
Tampa, FL
4.7%
Phoenix, AZ
3.7%
Boston, MA
5.4%
Denver, CO
3.6%
Houston, TX
6.2%
Dallas, TX
11.7%
All Other Markets
5.8%
Remaining Top MSAs
41.4%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 10

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 2Q20 4Q19 ASSETS Real estate investments: Land $ 587,362 $ 584,546 Building and improvements 6,333,715 6,252,854 Lease intangibles 629,478 628,066 Construction in progress 55,854 28,150 7,606,409 7,493,616 Accumulated depreciation and amortization (1,589,137) (1,447,815) Real estate investments, net 6,017,272 6,045,801 Investment in unconsolidated joint venture 65,120 65,888 Cash and cash equivalents 75,202 32,713 Restricted cash 4,798 4,903 Receivables and other assets, net 234,456 237,024 Right-of-use assets - operating leases, net 236,438 239,867 Other intangibles, net 11,210 12,553 Total assets $ 6,644,496 $ 6,638,749 LIABILITIES AND EQUITY Liabilities: Debt $ 2,818,695 $ 2,749,775 Accounts payable and accrued liabilities 167,999 171,698 Derivative financial instruments - interest rate swaps 22,796 29 Security deposits, prepaid rent and other liabilities 52,655 49,174 Lease liabilities - operating leases 198,511 198,650 Intangible liabilities, net 35,076 38,779 Total liabilities 3,295,732 3,208,105 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,514,870 and 216,453,312 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively 2,185 2,165 Additional paid-in capital 4,912,419 4,854,042 Accumulated other comprehensive income (20,768) 4,546 Cumulative dividends in excess of earnings (1,609,048) (1,502,744) Total stockholders’ equity 3,284,788 3,358,009 Noncontrolling interests 63,976 72,635 Total equity 3,348,764 3,430,644 Total liabilities and equity $ 6,644,496 $ 6,638,749 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 11

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	2Q20	2Q19	2Q20	2Q19
Revenues:				
Rental income	$ 178,670	$ 171,609	$ 364,201	$ 340,484
Interest and other operating income	175	148	420	239
Total revenues	178,845	171,757	364,621	340,723
Expenses:				
Rental	56,200	52,938	113,062	104,406
General and administrative	10,160	10,079	21,678	21,369
Transaction	32	296	172	336
Depreciation and amortization	74,927	68,429	152,592	137,910
Interest expense	24,277	24,006	48,149	47,976
Total expenses	165,596	155,748	335,653	311,997
Gain (loss) on sale of real estate, net	—	—	1,991	(37)
Income from unconsolidated joint venture	379	548	801	1,034
Other income	97	41	173	576
Net income	$ 13,725	$ 16,598	$ 31,933	$ 30,299
Net income attributable to noncontrolling interests	(236)	(339)	(543)	(600)
Net income attributable to common stockholders	$ 13,489	$ 16,259	$ 31,390	$ 29,699
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.06	$ 0.08	$ 0.14	$ 0.14
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.06	$ 0.08	$ 0.14	$ 0.14
Weighted average common shares outstanding:				
Basic	218,483	205,108	217,588	205,094
Diluted	222,088	209,005	221,228	209,002
Dividends declared per common share	$ 0.315	$ 0.310	$ 0.630	$ 0.620

HTA LISTED NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Six Months Ended 2Q20 2Q19 Cash flows from operating activities: Net income $ 31,933 $ 30,299 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 144,724 132,931 Share-based compensation expense 5,303 5,491 Income from unconsolidated joint venture (801) (1,034) Distributions from unconsolidated joint venture 1,670 1,335 (Gain) loss on sale of real estate, net (1,991) 37 Changes in operating assets and liabilities: Receivables and other assets, net 2,504 457 Accounts payable and accrued liabilities (6,337) (23,262) Security deposits, prepaid rent and other liabilities 5,178 2,483 Net cash provided by operating activities 182,183 148,737 Cash flows from investing activities: Investments in real estate (41,338) (93,855) Development of real estate (30,367) (4,627) Proceeds from the sale of real estate 6,420 1,193 Capital expenditures (43,917) (37,763) Collection of real estate notes receivable 514 365 Advances on real estate notes receivable (6,000) — Net cash used in investing activities (114,688) (134,687) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 1,314,000 135,000 Payments on unsecured revolving credit facility (1,150,000) (15,000) Payments on secured mortgage loans (96,206) (96,173) Proceeds from issuance of common stock 50,020 — Issuance of OP Units 1,378 — Repurchase and cancellation of common stock (4,798) (12,095) Dividends paid (137,050) (127,387) Distributions paid to noncontrolling interest of limited partners (2,455) (2,781) Net cash used in financing activities (25,111) (118,436) Net change in cash, cash equivalents and restricted cash 42,384 (104,386) Cash, cash equivalents and restricted cash - beginning of period 37,616 133,530 Cash, cash equivalents and restricted cash - end of period $ 80,000 $ 29,144 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 13

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 2Q20	Three Months Ended 2Q19	Six Months Ended 2Q20	Six Months Ended 2Q19
Net income attributable to common stockholders	$ 13,489	$ 16,259	$ 31,390	$ 29,699
Depreciation and amortization expense related to investments in real estate	73,769	67,846	150,506	136,772
(Gain) loss on sale of real estate, net	—	—	(1,991)	37
Proportionate share of joint venture depreciation and amortization	508	450	975	922
FFO attributable to common stockholders	$ 87,766	$ 84,555	$ 180,880	$ 167,430
Transaction expenses	32	296	172	336
Noncontrolling income from OP units included in diluted shares	236	301	543	534
Other normalizing adjustments (1)	4,959	—	5,031	—
Normalized FFO attributable to common stockholders	$ 92,993	$ 85,152	$ 186,626	$ 168,300
Non-cash compensation expense	2,100	2,102	5,303	5,491
Straight-line rent adjustments, net	(3,717)	(2,464)	(6,962)	(5,722)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	676	325	(95)	657
Deferred revenue - tenant improvement related and other	—	(2)	—	(3)
Amortization of deferred financing costs and debt discount/premium, net	1,006	1,407	1,987	2,812
Recurring capital expenditures, tenant improvements and leasing commissions	(15,593)	(13,402)	(31,933)	(25,264)
Normalized FAD attributable to common stockholders	$ 77,465	$ 73,118	$ 154,926	$ 146,271
Net income attributable to common stockholders per diluted share	$ 0.06	$ 0.08	$ 0.14	$ 0.14
FFO adjustments per diluted share, net	0.34	0.32	0.68	0.66
FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.40	$ 0.82	$ 0.80
Normalized FFO adjustments per diluted share, net	0.02	0.01	0.02	0.01
Normalized FFO attributable to common stockholders per diluted share	$ 0.42	$ 0.41	$ 0.84	$ 0.81
Weighted average diluted common shares outstanding	222,088	209,005	221,228	209,002

Adjusted EBITDA*re* (2)	Three Months Ended 2Q20
Net income	$ 13,725
Interest expense	24,277
Depreciation and amortization expense	74,927
Proportionate share of joint venture depreciation and amortization	508
EBITDAre	$ 113,437
Transaction expenses	32
Non-cash compensation expense	2,100
Other normalizing adjustments (1)	4,959
Adjusted EBITDA*re*	$ 120,528
Adjusted EBITDA*re*, annualized	$ 482,112
As of June 30, 2020:	
Debt	$ 2,818,695
Less: cash and cash equivalents	75,202
Net Debt	$ 2,743,493
Net Debt to Adjusted EBITDA*re*	5.7x

(1) Other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand, incremental hazard pay to facilities employees of $242 thousand, and incremental personal protective equipment of $45 thousand for the three months ended June 30, 2020 and non-recurring bad debt of $4,672 thousand, incremental hazard pay to facilities employees of $314 thousand, and incremental personal protective equipment of $45 thousand for the six months ended June 30, 2020.

(2) Refer to page 24 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

HTA
LISTED
NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Financial Information

Debt Composition and Maturity Schedule

(as of June 30, 2020, dollars in thousands)

Debt Composition

	Principal Balance	Deferred Financing Costs, Net	(Discounts)/ Premium, Net	Total	Stated Rate [(1)]	Hedged Rate [(2)]
Unsecured senior note due 2023	$ 300,000	$ (985)	$ (727)	$ 298,288	3.70%	3.70%
Unsecured senior note due 2026	600,000	(2,854)	6,700	603,846	3.50	3.50
Unsecured senior note due 2027	500,000	(2,966)	(1,868)	495,166	3.75	3.75
Unsecured senior note due 2030	650,000	(5,224)	(2,080)	642,696	3.10	3.10
Total unsecured senior notes	$ 2,050,000	$ (12,029)	$ 2,025	$ 2,039,996		
Unsecured term loan due 2023	300,000	(1,293)	—	298,707	1.29%	2.52%
Unsecured term loan due 2024	200,000	(1,626)	—	198,374	1.16	2.32
Total unsecured term loans	$ 500,000	$ (2,919)	$ —	$ 497,081		
Unsecured revolving credit facility due 2022 [(3)]	264,000	—	—	264,000	1.19%	1.19%
Secured mortgage loans	17,854	(26)	(210)	17,618	3.64	3.64
Total debt	$ 2,831,854	$ (14,974)	$ 1,815	$ 2,818,695	2.86%	3.07%

Maturity Schedule


$750,000
$675,000
$600,000
$525,000
$450,000
$375,000
$300,000
$225,000
$150,000
$75,000
$0
$1,224
$2,504
$2,005
$264,000
$12,121
$300,000
$300,000
$200,000
$600,000
$500,000
$650,000
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Period Ending
Unsecured Revolving Credit Facility
Unsecured Term Loans
Unsecured Senior Notes
Secured Mortgage Loans

(1) The stated rate on the debt instrument as of the end of the period.
(2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period.
(3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility.

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Financial Information Capitalization and Covenants (as of June 30, 2020, dollars and shares in thousands, except stock price) Capitalization 2Q20 Unsecured revolving credit facility $ 264,000 Equity Unsecured term loans 500,000 68% Unsecured senior notes 2,050,000 Secured Secured mortgage loans 17,854 Debt <1% Deferred financing costs, net (14,974) Premium, net 1,815 Total debt $ 2,818,695 Less: cash and cash equivalents 75,202 Net debt $ 2,743,493 Stock price (as of June 30, 2020) $ 26.52 Unsecured Total diluted common shares outstanding 222,083 Debt Equity capitalization $ 5,889,641 31% Total capitalization $ 8,633,134 Total undepreciated assets $ 8,233,633 Gross book value of unencumbered assets $ 7,646,232 Total debt/undepreciated assets 34.2% Net debt/total capitalization 31.8% Covenants Bank Loans Required 2Q20 Senior Notes Required 2Q20 Total leverage ≤ 60% 36% Total leverage ≤ 60% 35% Secured leverage ≤ 30% <1% Secured leverage ≤ 40% <1% Fixed charge coverage ≥ 1.50x 4.67x Unencumbered asset coverage ≥ 150% 284% Unencumbered leverage ≤ 60% 36% Interest coverage ≥ 1.50x 4.81x Unencumbered coverage ≥ 1.75x 4.77x 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 16

Portfolio Information

Same-Property Performance and NOI

(as of June 30, 2020, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	2Q20	1Q20	2Q19	$ Change	% Change	$ Change	% Change
Rental revenue	$ 126,673	$ 127,202	$ 126,751	$ (529)	(0.4%)	$ (78)	-0.1%
Tenant recoveries	36,709	39,248	37,096	(2,539)	(6.5)	(387)	(1.0)
Total rental income	163,382	166,450	163,847	(3,068)	(1.8)	(465)	(0.3)
Expenses	48,412	50,781	49,535	(2,369)	(4.7)	(1,123)	(2.3)
Same-Property Cash NOI	$ 114,970	$ 115,669	$ 114,312	$ (699)	(0.6%)	$ 658	0.6%
Rental Margin [1]	90.8%	90.9%	90.2%				

	As of		
	2Q20	1Q20	2Q19
Number of buildings	413	413	413
GLA	22,391	22,393	22,357
Leased GLA, end of period	20,367	20,496	20,601
Leased %, end of period	91.0%	91.5%	92.1%
Occupancy GLA, end of period	20,257	20,335	20,375
Occupancy %, end of period	90.5%	90.8%	91.1%

NOI [2]

	Three Months Ended	
	2Q20	2Q19
Net income	$ 13,725	$ 16,598
General and administrative expenses	10,160	10,079
Transaction expenses	32	296
Depreciation and amortization expense	74,927	68,429
Interest expense	24,277	24,006
Income from unconsolidated joint venture	(379)	(548)
Other income	(97)	(41)
NOI	$ 122,645	$ 118,819
NOI percentage growth	3.2%	
NOI	$ 122,645	$ 118,819
Straight-line rent adjustments, net	(3,717)	(2,464)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(344)	(260)
Notes receivable interest income	(3)	(25)
Other normalizing adjustments [3]	4,959	—
Cash NOI	$ 123,540	$ 116,070
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(8,669)	(728)
Redevelopment Cash NOI	286	(856)
Intended for sale Cash NOI	(187)	(174)
Same-Property Cash NOI	$ 114,970	$ 114,312
Same-Property Cash NOI percentage growth	0.6%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) Other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand, incremental hazard pay to facilities employees of $242 thousand, and incremental personal protective equipment of $45 thousand for the three months ended June 30, 2020 and non-recurring bad debt of $4,672 thousand, incremental hazard pay to facilities employees of $314 thousand, and incremental personal protective equipment of $45 thousand for the six months ended June 30, 2020.

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 17

Portfolio Information Investment Activity (as of June 30, 2020, dollars and GLA in thousands) 2020 Property Acquisitions Date % Leased at Property Market Acquired Acquisition Purchase Price (1) GLA Piedmont Healthcare MOBs Charlotte, NC January 94% $ 16,600 92 Curtis Plaza Boise, ID February 98 6,883 26 Wylie Medical Plaza Dallas, TX February 83 18,000 49 Total $ 41,483 167 Annual Investments (1) (2) As of June 30, 2020, HTA has invested $7.3 billion primarily in MOBs, development properties and other healthcare assets comprising 24.9 million square feet of GLA. Annual Investments $2,800,000 $2,722,467 $2,450,000 $2,100,000 $1,750,000 $1,400,000 $1,050,000 $700,000 $802,148 $700,764 $557,938 $542,976 $350,000 $455,950 $439,530 $413,150 $397,826 $294,937 $271,510 $17,729 $41,483 $68,314 $0 $(82,885) $(35,685) $(39,483) $(85,150) $(4,900) $(7,550) $(308,550) $-350,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Acquisitions Dispositions (1) Excludes real estate note receivables and corporate assets. (2) Sale proceeds of $7.6M related to the disposition of some land parcels in 1Q20. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 18

Portfolio Information

Development/Redevelopment Summary and Property Capital Expenditures

(as of June 30, 2020, dollars and GLA in thousands)

Development/Redevelopment Summary

Project	MSA	Total GLA	% Leased	Total Construction Cost	Construction in Progress	Costs to Complete	Completion/ Estimated Completion
Development:							
Jackson South MOB	Miami, FL	51	70	$ 21,331	$ 6,630	$ 14,701	1Q21
Pavilion III MOB	Dallas, TX	114	75	59,608	5,614	53,994	3Q21
Memorial Hospital MOB	Bakersfield, CA	84	90	29,258	6,430	22,828	1Q21
Total Development:		249	79	110,197	18,674	91,523	
Redevelopment:							
Cary MOB [1]	Raleigh, NC	125	72	43,897	30,008	13,889	3Q20
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	30	19,835	3,510	16,325	1Q21
Total Redevelopment:		230	53	63,732	33,518	30,214	
Total Construction in Progress		479	66	$ 173,929	$ 52,192	$ 121,737	

Property Capital Expenditures

	Three Months Ended 2Q20	Six Months Ended 2Q20
Recurring capital expenditures	$ 4,936	$ 9,793
Tenant improvements - 2nd generation	4,400	12,350
Lease commissions	6,257	9,790
Total recurring capital expenditures	$ 15,593	$ 31,933
Capital expenditures - 1st generation/acquisition	969	2,539
Tenant improvements - 1st generation	7,581	19,935
Tenant improvements - acquisition	586	1,299
Total capital expenditures	$ 24,729	$ 55,706

(1) During 2Q 2019, HTA broke ground on Cary MOB. As part of the project HTA removed four of the existing buildings totaling 45,000 square feet of GLA in order to build a new 125,000 square foot Class A MOB. With the construction of a new building the project has moved from redevelopment to development.

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution

(as of June 30, 2020, dollars and GLA in thousands)

Key Markets and Top 75 MSA Concentration [(1)]

Key Markets	Investment	% of Investment	Total GLA [(2)]	% of Portfolio	Annualized Base Rent [(3)]	% of Annualized Base Rent
Dallas, TX	$ 861,274	11.7%	2,101	8.4%	$ 53,990	9.8%
Houston, TX	455,459	6.2	1,666	6.7	34,225	6.2
Boston, MA	397,693	5.4	965	3.9	33,262	6.0
Tampa, FL	347,764	4.7	952	3.8	24,527	4.5
Hartford/New Haven, CT	344,604	4.7	1,163	4.7	25,049	4.5
Atlanta, GA	338,886	4.6	1,120	4.5	25,164	4.6
Orange County/Los Angeles, CA	323,424	4.4	719	2.9	16,882	3.1
Indianapolis, IN	281,769	3.8	1,396	5.6	25,620	4.7
Phoenix, AZ	267,781	3.7	1,316	5.3	24,269	4.4
Denver, CO	265,807	3.6	607	2.4	12,031	2.2
New York, NY	256,144	3.5	615	2.5	15,813	2.9
Chicago, IL	231,178	3.2	454	1.8	14,007	2.5
Miami, FL	224,023	3.1	995	4.0	23,425	4.3
Raleigh, NC	223,796	3.1	622	2.5	16,140	2.9
Charlotte, NC	214,887	2.9	922	3.7	18,798	3.4
Albany, NY	170,071	2.3	833	3.3	15,108	2.7
Austin, TX	164,425	2.2	409	1.6	9,148	1.7
Orlando, FL	156,300	2.1	513	2.0	12,404	2.3
Pittsburgh, PA	148,612	2.0	1,094	4.4	19,882	3.6
Milwaukee, WI	116,082	1.6	368	1.5	6,743	1.2
Top 20 MSAs	5,789,979	78.8	18,830	75.5	426,487	77.5
Additional Top MSAs	1,133,923	15.4	4,366	17.5	87,634	15.9
Total Key Markets/Top 75 MSAs	$ 6,923,902	94.2%	23,196	93.0%	$ 514,121	93.4%

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [(2)]	% of Portfolio	Annualized Base Rent [(3)]	% of Annualized Base Rent
Southwest	$ 2,774,095	37.8%	8,600	34.5%	$ 185,616	33.7%
Southeast	1,972,441	26.8	6,935	27.8	160,564	29.2
Northeast	1,460,596	19.9	5,107	20.5	118,607	21.5
Midwest	1,116,313	15.2	4,187	16.8	84,033	15.3
Northwest	25,433	0.3	106	0.4	1,713	0.3
Total	$ 7,348,878	100%	24,935	100%	$ 550,533	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 24 for the reporting definition of Annualized Base Rent.

HTA LISTED NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of June 30, 2020, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (2)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	122	21	6,279	25.2%	$ 138,361	25.2%
Multi-tenant	325	32	17,347	69.6	373,405	67.8
Other Healthcare Facilities						
Hospitals	15	7	954	3.8	33,122	6.0
Senior care	3	1	355	1.4	5,645	1.0
Total	465	33	24,935	100%	$ 550,533	100%
Net-Lease/Gross-Lease						
Net-lease	298	30	15,827	63.5%	$ 358,998	65.2%
Gross-lease	167	21	9,108	36.5	191,535	34.8
Total	465	33	24,935	100%	$ 550,533	100%

Historical Campus Proximity (3)

	As of				
	2Q20	1Q20	4Q19	3Q19	2Q19
Off-Campus Aligned	27%	27%	28%	27%	27%
On-Campus	66	66	66	67	68
On-Campus/Aligned	93%	93%	94%	94%	95%
Off-Campus/Non-Aligned	7	7	6	6	5
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (3)	Annualized Base Rent	% of Annualized Base Rent	As of (5) 2Q20	1Q20	4Q19	3Q19	2Q19
Fee Simple	318	15,745	$ 347,620	63%	63%	63%	63%	61%	61%
Customary Health System Restrictions	140	8,822	193,211	35	36	36	36	37	38
Economic with Limited Restrictions	6	333	9,316	2	1	1	1	2	1
Occupancy Health System Restrictions	1	35	386	—	—	—	—	—	—
Leasehold Interest Subtotal	147	9,190	202,913	37	37	37	37	39	39
Total	465	24,935	$ 550,533	100%	100%	100%	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 24 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of June 30, 2020, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2020						
New Leases	238	9.9		$ 23.53	$ 36.09	$ 2.51
Renewal Leases	647	4.5	$ 24.90	25.57	6.26	3.70
Total 1Q 2020	885	5.9		$ 25.37	$ 14.06	$ 3.39
2Q 2020						
New Leases	139	8.8		$ 27.32	$ 60.95	$ 4.33
Renewal Leases	1,162	3.9	$ 27.30	28.56	6.19	3.10
Total 2Q 2020	1,301	4.4		$ 28.54	$ 12.13	$ 3.23
YTD 2020						
New Leases	377	9.5		$ 24.43	$ 45.64	$ 3.21
Renewal Leases	1,809	4.1	$ 26.46	27.50	6.21	3.31
Total YTD 2020	2,186	5.0		$ 27.36	$ 12.90	$ 3.29

Historical Leased Rate (3)

	As of 2Q20	1Q20	4Q19	3Q19	2Q19
Total portfolio leased rate	90.4%	90.8%	90.8%	90.6%	91.6%
On-campus/aligned leased rate	90.4	90.8	90.7	90.7	91.7
Off-campus/non-aligned leased rate	90.5	91.6	92.4	89.3	89.4
Total portfolio occupancy rate	89.7	89.9	89.9	89.7	90.6

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases (4)	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases (5)	% of Total Annualized Base Rent
Month-to-month	155	202	0.9%	$ 4,504	0.8%
2020	304	1,030	4.6	27,268	5.0
2021	808	2,762	12.2	67,039	12.2
2022	533	2,337	10.4	59,822	10.9
2023	475	2,383	10.6	52,946	9.6
2024	390	2,156	9.6	55,617	10.1
2025	299	1,709	7.6	42,389	7.7
2026	232	1,582	7.0	34,641	6.3
2027	199	1,902	8.4	51,854	9.4
2028	134	1,253	5.5	29,860	5.4
2029	204	1,670	7.4	40,427	7.3
Thereafter	276	3,555	15.8	84,166	15.3
Total	4,009	22,541	100%	$ 550,533	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 24 for the reporting definition of Annualized Base Rent.

HTA LISTED NYSE

2Q 2020 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of June 30, 2020, dollars and GLA in thousands, except as otherwise noted) Tenant Profile Tenant Specialty (2) % of Specialty On-Campus Off-Campus Total Annualized Annualized (3) Tenant Classification Base Rent (1) Base Rent Primary Care 15.8% 20.8% 17.5% Credit Rated Tenancy Orthopedics/Sports Medicine 8.6% 9.6% 8.9% Health Systems/Universities $ 325,423 59% Leased % of % of Obstetrics/Gynecology 8.9 4.0 7.2 (3) (4) National/Large Regional Providers 79,252 15 Ratings GLA GLA ABR ABR Cardiology 6.1 2.8 5.0 Investment Grade 10,805 48% $ 260,452 47% Local Healthcare Providers/Other 145,858 26 Oncology 4.3 2.6 3.7 Total $ 550,533 100% Imaging/Diagnostics/Radiology 3.3 4.7 3.8 Other Credit Rated 2,789 12 77,954 15 Eye and Vision 3.0 3.9 3.3 Total Credit Rated 13,594 60% $ 338,406 62% General Surgery 2.8 2.6 2.6 Not Rated/Other 9,054 40 210,673 38 Credit Rated Tenancy Other Specialty 34.2 33.5 34.1 Specialty 71.2% 63.7% 68.6% Total 22,648 100% $ 549,079 100% Investment Grade $ 247,808 45% Ambulatory Surgery Center 4.8% 6.0% 5.2% Other Credit Rated 82,684 15 Education/Research 3.1 1.6 2.6 Total Credit Rated $ 330,492 60% Pharmacy 1.1 0.4 0.9 Not Rated/Other 220,041 40 Other 4.0 7.5 5.2 Total $ 550,533 100% Total 100% 100% 100% Top MOB Tenants (4) Weighted Average % of % of Remaining Credit Total Leased Leased Annualized Annualized Tenant Lease Term (5) Rating (6) GLA (7) GLA Base Rent (1) Base Rent Baylor Scott & White Health 6 Aa3 819 3.6% $ 22,733 4.1% HCA Healthcare 6 Ba1 742 3.3 21,081 3.8 Highmark-Allegheny Health Network 9 Baa1 927 4.1 17,382 3.2 Ascension 13 Aa2 473 2.1 11,161 2.0 Tufts Medical Center 7 Aa2 255 1.1 10,934 2.0 Steward Health Care 9 NR 380 1.7 10,374 1.9 Tenet Healthcare Corporation 5 B2 347 1.5 9,511 1.7 AdventHealth 6 Aa2 394 1.7 9,444 1.7 Community Health Systems 7 Caa3 449 2.0 9,252 1.7 Emblem Health 15 C+ 281 1.3 7,280 1.3 CommonSpirit Health 8 Baa1 338 1.5 7,224 1.3 Harbin Clinic 7 NR 316 1.4 7,006 1.3 Mercy Health 6 Aa3 270 1.2 6,885 1.3 Atrium Health 1 AA- 217 1.0 6,538 1.2 UnitedHealth Group/Optum 5 A3 283 1.3 6,254 1.1 Total 6,491 28.8% $ 163,059 29.6% (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with top MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 24

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 2Q 2020 I Supplemental Information Healthcare Trust of America, Inc. I 25